Exhibit 21.1

The following is a list of our significant subsidiaries:

                                                                     Country of
              Company                                              Incorporation
              -------                                              -------------

              Orthofix Inc.                                        United States
              Breg, Inc.                                           United States
              Orthofix Holdings, Inc.                              United States
              Orthofix US LLC                                      United States
              Orthofix S.r.l.                                      Italy
              Novamedix Services Limited                           U.K.
              Orthosonics Limited                                  U.K.
              Intavent Orthofix Limited                            U.K.
              Orthofix Limited                                     U.K.
              Orthofix UK Limited                                  U.K.
              Colgate Medical Limited                              U.K.
              Novamedix Distribution Limited                       Cyprus
              Inter Medical Supplies Limited                       Cyprus
              Inter Medical Supplies Limited                       Seychelles
              Orthofix AG                                          Switzerland
              Orthofix GmbH                                        Germany
              Orthofix International B.V.                          Holland
              Orthofix II B.V.                                     Holland
              Orthofix do Brasil                                   Brazil
              Orthofix S.A.                                        France
              Promeca S.A. de C.V.                                 Mexico
              Implantes Y Sistemas Medicos, Inc.                   Puerto Rico